EXHIBIT - 23.1

                 INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-1402 and No. 33-26215 and in Post-Effective Amendment No. 3 to Registration Statement No. 2-64079 of John H. Harland Company on Forms S-8 of our report dated January 27, 1995, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 1995